Exhibit 99.1

GRUBHUB REPORTS FIRST QUARTER RESULTS

Record revenues of $58.6 million, growth of 49%

Chicago, IL – May 8, 2014 – GrubHub Inc. (NYSE: GRUB), the leading online and mobile food-ordering company, today announced financial results for the quarter ended March 31, 2014.

“We are off to a strong start as a public company with record active diners, orders and revenues in the first quarter, continuing the robust growth momentum we had throughout 2013,” said Matt Maloney, GrubHub CEO. “We remain focused on making takeout better by continuing product innovation, driving more orders to independent restaurants and creating more transparency and control for diners.”

First Quarter 2014 Results

The following results reflect the financial performance and key operating metrics of our business for the three months ended March 31, 2014, compared to the non-GAAP pro forma combined results of Seamless Holdings and GrubHub Holdings for the three months ended March 31, 2013 giving effect to the August 2013 merger of the two companies.

Financial Highlights

•	Revenues: $58.6 million, a 49% year-over-year increase from $39.4 million in the first quarter of 2013.

•	Non-GAAP Adjusted EBITDA: $16.4 million, a 192% year-over-year increase from $5.6 million in the first quarter of 2013.

•	Net Income: $4.4 million, a 561% year-over-year increase from $0.7 million in the first quarter of 2013.

•	Our April 4th, 2014, Initial Public Offering included the sale of 4 million shares of our common stock at $26 per share, which generated $95.5 million in cash for the company (after fees and expenses).

Key Business Metrics Highlights

•	Active Diners grew 49% to 3.85 million, compared to 2.58 million diners in the first quarter of 2013.

•	GrubHub Inc. processed 181,200 Daily Average Grubs, a 40% year-over-year increase from 129,100 Daily Average Grubs in the first quarter of 2013.

•	GrubHub Inc. processed $433 million in gross food sales, a 44% year-over-year increase from $300 million processed in the first quarter of 2013.

Second Quarter 2014 Guidance

Based on information available as of May 8th, 2014, the company is providing the following financial guidance:

•	Revenue is expected to be in the range of $53 million to $55 million.

•	Adjusted EBITDA is expected to be in the range of $13 million to $15 million.

“The market for GrubHub is substantial with Americans spending roughly $67 billion every year on takeout from independent restaurants. Less than five percent of those purchases are made online or through a

Exhibit 99.1

mobile device,” noted Maloney. “We are pleased with the scale we have achieved, with $1.4 billion in gross food sales processed through our platforms in the last 12 months. And, as the clear leader in this large market, we are even more excited about the sizeable opportunity in front of us.”

First Quarter 2014 Financial Results Conference Call: GrubHub will webcast a conference call today at 5 p.m. ET to discuss the first quarter 2014 financial results. The webcast can be accessed on the GrubHub Investor Relations website at http://investors.grubhub.com, along with the company’s earnings press release and financial tables. Following the webcast, a replay of it will be available at the same website until May 22, 2014.

About GrubHub

GrubHub Inc. (NYSE: GRUB) is the nation’s leading online and mobile food ordering company dedicated to connecting hungry diners with local takeout restaurants. The company’s online and mobile ordering platforms allow diners to order directly from approximately 29,000 takeout restaurants in more than 700 U.S. cities and London. Every order is supported by the company’s 24/7 customer service teams.

Use of Forward Looking Statements:

This press release contains forward looking statements regarding our management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The outcome of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results, performance or achievements could be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in the company’s Prospectus filed on April 7th, 2014 and additional information that will be set forth in our Form 10-Q that will be filed for the quarter ended March 31, 2014, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Relations section of our website at http://investors.grubhub.com/. Please also note that forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude merger and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense. We use Adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Adjusted EBITDA Reconciliation – Pro Forma” below for a reconciliation of net income to Adjusted EBITDA.

Exhibit 99.1

Contacts:

Anan Kashyap	Abby Hunt
Corporate Finance & Investor Relations	Press
ir@grubhub.com	press@grubhub.com

NON-GAAP PRO FORMA FINANCIAL INFORMATION

On August 8, 2013, GrubHub Inc. acquired all of the equity interests of each of Seamless North America, LLC, Seamless Holdings and GrubHub Holdings (the “Merger”). The following Unaudited Pro Forma Condensed Statement of Operations was derived from the unaudited historical statement of operations of Seamless Holdings (Acquirer) for the three months ended March 31, 2013 and the unaudited historical statement of operations of GrubHub Holdings (Acquiree) for the three months ended March 31, 2013, adjusted for income taxes at the Company’s historical effective tax rate.

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013 Pro Forma Combined
	(in thousands)
Revenues	$58,613	$39,377
Costs and expenses
Sales and marketing	16,117	14,946
Operations and support	15,107	10,687
Technology (exclusive of amortization)	5,347	4,307
General and administrative	8,324	5,559
Depreciation and amortization	5,515	2,414

Total operating expenses	50,410	37,913

Income before provision for income taxes	8,203	1,464
Provision for income taxes	3,850	805

Net income attributable to common stockholders	$4,353	$659

Net income per share attributable to common stockholders:
Basic	$0.08	$0.01
Diluted	$0.06	$0.01
Weighted average number of shares outstanding:
Basic	55,210	54,682
Diluted	77,635	74,563

KEY PRO FORMA OPERATING METRICS

	Three Months Ended March 31,
	2014	2013 Pro Forma
Active Diners (000s)	3,851	2,577
Daily Average Grubs	181,200	129,100
Gross Food Sales (millions)	$433.0	$300.0

GRUBHUB INC.

CONDENSED STATEMENTS OF OPERATIONS - UNAUDITED

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Revenues	$58,613	$25,801
Costs and expenses:
Sales and marketing	16,117	10,100
Operations and support	15,107	5,977
Technology (exclusive of amortization)	5,347	2,647
General and administrative	8,324	2,903
Depreciation and amortization	5,515	1,796

Total costs and expenses	50,410	23,423

Income before provision for income taxes	8,203	2,378
Provision for income taxes	3,850	1,122

Net income attributable to common stockholders	$4,353	$1,256

Net income per share attributable to common stockholders:
Basic	$0.08	$0.04
Diluted	$0.06	$0.03
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	55,210	31,364
Diluted	77,635	43,146

GRUBHUB INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands, except share data)

	March 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$112,760	$86,542
Accounts receivable	38,116	27,725
Income taxes receivable	1,821	1,579
Deferred taxes, current	3,688	3,688
Prepaid expenses	2,352	2,625

Total current assets	158,737	122,159
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	17,332	17,096
OTHER ASSETS:
Other assets	1,975	2,328
Goodwill	352,788	352,788
Acquired intangible assets, net of amortization	264,915	268,441

Total other assets	619,678	623,557

TOTAL ASSETS	$795,747	$762,812

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,297	$3,353
Restaurant food liability	96,923	78,245
Taxes payable	1,046	1,768
Accrued payroll	2,663	1,720
Other accruals	11,085	7,505

Total current liabilities	115,014	92,591
LONG TERM LIABILITIES:
Deferred taxes, non-current	94,805	90,495
Other accruals	2,775	3,936

Total long term liabilities	97,580	94,431

Redeemable common stock	34,950	18,415
STOCKHOLDERS’ EQUITY:
Series A Convertible Preferred Stock	2	2
Common stock	5	5
Accumulated other comprehensive income	181	132
Additional paid-in capital	486,782	500,356
Retained earnings	61,233	56,880

Total Stockholders’ Equity	$548,203	$557,375

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$795,747	$762,812

GRUBHUB INC. (“GRUBHUB”)

CONDENSED STATEMENTS OF CASH FLOWS - UNAUDITED

(in thousands)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,353	$1,256
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	1,168	616
Provision for doubtful accounts	361	20
Deferred taxes	3,208	(152)
Intangible asset amortization	4,347	1,180
Tenant allowance amortization	(40)	(39)
Stock based compensation	2,403	621
Deferred rent	(21)	(31)
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(10,752)	(6,374)
Income taxes receivable	(242)	—
Prepaid expenses and other assets	626	323
Accounts payable	(56)	2,401
Restaurant food liability	18,678	14,160
Accrued payroll	943	570
Other accruals	2,860	(31)

Net cash provided by operating activities	27,836	14,520

CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized website and development costs	(449)	(676)
Purchases of property and equipment	(1,776)	(2,711)

Net cash used in investing activities	(2,225)	(3,387)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	1,036	83
Taxes paid related to net settlements of stock-based compensation awards	(362)	—
Repurchases of common stock	(116)	(1,194)

Net cash provided by (used in) financing activities	558	(1,111)

Net change in cash and cash equivalents	26,169	10,022
Effect of exchange rates on cash	49	(224)
Cash and cash equivalents at beginning of year	86,542	41,161

Cash and cash equivalents at end of the period	$112,760	$50,959

SUPPLEMENTAL DISCLOSURE
Cash paid for income taxes	$395	$1,340

NON-GAAP ADJUSTED EBITDA RECONCILIATION – PRO FORMA

	Three Months Ended March 31,
	2014	2013 Pro Forma
	(in thousands)
Net income	$4,353	$659
Income tax expense	3,850	805
Depreciation and amortization	5,515	2,414

EBITDA	13,718	3,878

Merger and restructuring costs	285	761
Stock-based compensation	2,403	988

Adjusted EBITDA	$16,406	$5,627